                                                                   Exhibit 10.16
                                                                   -------------


                    NEW ENGLAND INVESTMENT COMPANIES, L.P.



                           NEIC 401(k) SAVINGS PLAN



                    Plan effective date:   January 1, 1995

                           NEIC 401(k) SAVINGS PLAN


                               TABLE OF CONTENTS

                                                                            Page

INDEX OF TERMS.............................................................  iv

ARTICLE 1 INTRODUCTION.....................................................   1

    1.1   Establishment of Plan............................................   1
    1.2   Compliance with Code and ERISA...................................   1
    1.3   Exclusive Benefit of Participants................................   1
    1.4   Limitation on Rights Created By Plan.............................   1
    1.5   Application of Plan's Terms......................................   1
    1.6   Benefits Payable Only from Trust Fund............................   1

ARTICLE 2 DEFINITIONS......................................................   1

    2.1   Affiliated company...............................................   2
    2.2   Applicable compensation..........................................   2
    2.3   Beneficiary......................................................   2
    2.4   Code.............................................................   2
    2.5   Employee.........................................................   2
    2.6   Employer.........................................................   2
    2.7   ERISA............................................................   3
    2.8   Participant......................................................   3
    2.9   Plan.............................................................   3
    2.10  Plan manager.....................................................   3
    2.11  Plan year........................................................   3
    2.12  NEIC.............................................................   3
    2.13  TeleTrust........................................................   3
    2.14  Trust agreement..................................................   3
    2.15  Trust fund.......................................................   3
    2.16  Trustees.........................................................   3

ARTICLE 3 PARTICIPATION....................................................   3

    3.1   Participation....................................................   3
    3.2   Months of Service................................................   4
    3.2   Year of Elgibility Service.......................................   4
    3.4   End of Participation.............................................   5
    3.5   Reentry of Former Active Participant.............................   5

ARTICLE 4 SALARY DEFERRALS BY EMPLOYEES....................................   5

    4.1   Salary Deferrals.................................................   5
    4.2   Changing, Suspending and Resuming Salary Deferrals...............   8
    4.3   Collection of Salary Deferrals...................................   8
    4.4   Rollover Contributions...........................................   9

ARTICLE 5 EMPLOYER MATCHING CONTRIBUTIONS..................................   9

    5.1   Employer Matching Contributions..................................   9
    5.2   Form and Time of Contribution....................................  11

ARTICLE 6 ACCOUNTS AND CREDITS.............................................  11

    6.1   Establishment of Accounts........................................  11
    6.2   Crediting Participants' Salary Deferrals.........................  11
    6.3   Crediting Employer Matching Contributions........................  11
    6.4   Crediting Prior Plan Profit Sharing and After-Tax Accounts.......  11
    6.5   Crediting Rollovers..............................................  11
    6.6   Charges to Accounts..............................................  12
    6.7   Full Vesting of Accounts.........................................  12
    6.8   Maximum Additions................................................  12

ARTICLE 7 INVESTMENT FUNDS AND CREDITING INVESTMENT EXPERIENCE.............  13

    7.1   Investment Funds.................................................  13
    7.2   Participants' Investment Directions and Transfers Among Funds....  14
    7.3   Valuation of Assets and Crediting Investment Experience..........  14

ARTICLE 8 LOANS AND WITHDRAWALS............................................  14

    8.1   Loans to Participants............................................  14
    8.2   In-Service Withdrawals from Rollover or After-Tax Account........  16
    8.3   In-Service Withdrawals from Salary Deferral Account and Prior Plan
          Profit Sharing Account...........................................  17

ARTICLE 9 DISTRIBUTIONS UPON RETIREMENT OR TERMINATION.....................  18

    9.1   Distribution Upon Retirement or Other Termination of Employment... 18
    9.2   Distribution Upon Death........................................... 19
    9.3   Manner of Payment................................................. 19
    9.4   Rehire Before Distribution........................................ 20

ARTICLE 10 AMENDMENT, MERGER AND TERMINATION OF PLAN........................ 21

    10.1   Amendment of Plan................................................ 21
    10.2   Merger of Plans.................................................. 21
    10.3   Termination...................................................... 21
    10.4   Effect of Termination............................................ 21

ARTICLE 11 NAMED FIDUCIARIES................................................ 22

    11.1   Identity of Named Fiduciaries.................................... 22
    11.2   Responsibilities and Authority of Plan Manager................... 22
    11.3   Responsibilities and Authority of Trustees....................... 22
    11.4   Responsibilities of NEIC......................................... 22
    11.5   Responsibilities Not Shared...................................... 23
    11.6   Dual Fiduciary Capacity Permitted................................ 23
    11.7   Actions by NEIC.................................................. 23
    11.8   Procedure for Allocation and Delegation of Responsibilities...... 23
    11.9   Advice........................................................... 23
    11.10  Indemnification.................................................. 23

ARTICLE 12 THE PLAN MANAGER................................................. 24

    12.1   Appointment...................................................... 24
    12.2   Notice to Trustees............................................... 24
    12.3   Administration of Plan........................................... 24
    12.4   Reporting and Disclosure......................................... 24
    12.5   Records.......................................................... 24
    12.6   Compensation and Expenses........................................ 24
    12.7   Decisions, Rules and Regulations................................. 25
    12.8   Claims Review Procedure.......................................... 25

ARTICLE 13 MISCELLANEOUS.................................................... 25

    13.1   Qualified Domestic Relations Orders.............................. 25
    13.2   Nonalienation of Benefits........................................ 26
    13.3   Payment to Minors and Incompetents............................... 26
    13.4   Current Address of Payee......................................... 26
    13.5   Disputes over Entitlement to Benefits............................ 26
    13.6   Payment of Benefits.............................................. 26
    13.7   Direct Rollovers................................................. 26
    13.8   Top-Heavy Plan Provisions........................................ 27
    13.9   Excess Contribution.............................................. 30
    13.10  Return of Contribution Made in Error or Not Deductible........... 30
    13.11  Statutory References............................................. 30
    13.12  Rules of Construction............................................ 30
    13.13  Text Controls.................................................... 30
    13.14  Applicable State Law............................................. 30

                                 INDEX OF TERMS


The items listed below are defined or explained in the plan sections or articles indicated.


Accounts....................................................6.1
Affiliated company..........................................2.1
Annual additions.........................................6.8(c)
Applicable compensation.....................................2.2

Base compensation...........................................2.2
Beneficiary.................................................2.3

Claim......................................................12.8
Claimant...................................................12.8
Code........................................................2.4

Deferral percentage......................................4.1(e)
Defined benefit plan fraction........................6.8(d)(ii)
Defined contribution plan fraction....................6.8(d)(i)

Employee....................................................2.5
Employer....................................................2.6
Employer matching contributions.............................5.1
ERISA.......................................................2.7

Financial hardship.......................................8.3(b)

Limitation year..........................................6.8(a)
Loans.......................................................8.1

Maximum additions...........................................6.8

Named fiduciaries..............................article 11, 11.1

Participant.................................................2.8
Participation....................................article 3, 3.1
Plan........................................................2.9
Plan manager...................................article 12, 2.10
Plan year..................................................2.11
Projected annual benefit.............................6.8(d)(ii)

Qualified domestic relations order.........................13.1

Rollover contributions......................................4.4

Salary deferrals............................................4.1
Service..................................................3.2(a)
NEIC.......................................................2.12

Top-heavy..................................................13.8
Total compensation.......................................6.8(a)
Trust agreement............................................2.14
Trust fund.................................................2.15
Trustee....................................................2.16

Valuation date..............................................7.3

Withdrawals............................................8.2, 8.3


                                                                   EXHIBIT 10.16
                                                                   -------------

                                   ARTICLE 1
                                  INTRODUCTION

  1.1 Establishment of Plan. New England Investment Companies, L.P. established this plan effective as of January 1, 1995. This plan is the successor plan to the TNE Progress Sharing/401(k) Plan; the Copley Real Estate Advisors, Inc. Employee Profit Sharing Retirement Plan and 401(k) Plan; and the Profit Sharing and 401(k) Plan of Reich & Tang Asset Management, L.P.

  1.2 Compliance with Code and ERISA. This plan is intended to qualify as a "profit-sharing plan" under Code Section 401(a) (although there is no correlation between current or accumulated profits and contributions by the employers), with a qualified cash or deferred arrangement under Code Section 401(k), and to comply with the applicable provisions of ERISA.

  1.3 Exclusive Benefit of Participants. The plan is for the exclusive benefit of participants and their beneficiaries. Contributions are made to the trust fund by the employers and by participants for the purpose of distributing benefits to participants and their beneficiaries from the trust fund in accordance with the plan. Except as provided in section 13.10, no part of the trust fund or any distribution therefrom will be used for or diverted to purposes other than for the exclusive benefit of participants and their beneficiaries and defraying those reasonable expenses of administering the plan and trust fund not paid by the employers.

  1.4 Limitation on Rights Created By Plan. Nothing appearing in the plan will be construed (a) to give any person any benefit, right or interest except as expressly provided herein, or (b) to create a contract of employment or to give any employee the right to continue as an employee or to affect or modify his terms of employment in any way.

  1.5 Application of Plan's Terms. The benefits and rights of a participant and his beneficiaries under the plan will be determined in accordance with the terms of the plan that are in effect on the date that contributions on a participant's behalf are made or credited to his accounts, or on the date of the participant's retirement, death or other termination of employment, whichever may be applicable.

  1.6 Benefits Payable Only from Trust Fund. The employers, the trustee and the plan manager do not guarantee the payment of benefits hereunder. Benefits will be paid only from the assets of the trust fund and are limited to the amount of assets therein.


                                   ARTICLE 2
                                  DEFINITIONS

       This article contains a number of definitions of terms used in the plan. Other terms are defined, explained or clarified in other articles. This is done for convenience of plan administration. There is no other significance to the location of a definition.

  2.1 Affiliated company means (a) any corporation (other than an employer) which is included in a controlled group of corporations with an employer, as defined in Section 414(b) of the Code; (b) any unincorporated trade or business which is under common control with an employer, as determined under Section 414(c) of the Code; or (c) any entity aggregated with an employer under Code
Section 414(m) or (o) or the regulations thereunder.

  2.2 Applicable compensation of an employee, other than an employee who is a New England Funds wholesaler, for any calendar year or other period of reference means his base compensation from his employer for services while he was an active participant during such calendar year or other period. Applicable compensation also includes contributions made by his employer from the employee's base compensation to this plan or another employee benefit program on behalf of the employee in accordance with a salary reduction agreement with the employee. Applicable compensation does not include overtime, bonuses, severance pay, and any other "extra" compensation from his employer, reimbursed expenses, excess life insurance premiums, or any other items not constituting direct compensation for services. Applicable compensation also does not include payments to, or benefits under, this or any other public or private employee benefit plan (other than salary deferrals hereunder or salary reduction contributions under any other employee benefit program). Applicable compensation for an employee who is a New England Funds wholesaler will be 200% of the employee's base compensation.

       Applicable compensation of an employee taken into account under the plan in a particular plan year will not exceed $150,000 (as adjusted from time to time in accordance with Code Section 401(a)(17)). In determining the compensation of an employee for purposes of this limitation, the rules of Code
Section 414(q)(6) (which provides for treating certain family members as if they were a single employee) will apply, except that the term "family" will include only the employee's spouse and any lineal descendants of the participant who have not attained age 19 before the close of the plan year.

  2.3 Beneficiary means a person, class of persons or trust designated by a participant or, if there is no such designation, by the plan to receive a benefit hereunder upon the death of the participant.

  2.4 Code means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute enacted in its place.

  2.5 Employee means a person employed by an employer as a common law employee, but not including persons employed on a retainer basis.

  2.6 Employer means New England Investment Companies, L.P.; Back Bay Advisors, L.P.; Copley Real Estate Advisors, Inc.; Draycott Partners Limited; Marlborough Capital Advisors, L.P.; New England Funds, L.P.; New England Investment Associates, Inc.; Reich & Tang Asset Management L.P. and WestPeak Investment Advisors, L.P. or any successor organization to each of them, or other entity that adopts the plan for its employees with the consent of NEIC upon such terms and conditions as NEIC determines. Employer may refer to each employer individually, or to all the employers collectively, as the context may require.

  2.7 ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor statute enacted in its place.

  2.8 Participant means an employee or former employee whose participation in the plan has begun and has not yet ended.

  2.9 Plan means the NEIC 401(k) Savings Plan, as set forth in this plan instrument, and as it may be amended from time to time.

  2.10 Plan manager means the plan manager designated under article 12 hereof to administer the plan.

  2.11 Plan year means the 12-month period beginning each January 1 during the continuance of the plan.

  2.12 NEIC means New England Investment Companies, L.P. or its successor.

  2.13 TeleTrust means TeleTrust Line, an electronic voice response system accessed over the telephone and maintained by Defined Contribution Services of The New England, or any successor voice response system that replaces TeleTrust Line.

  2.14 Trust agreement means the master trust agreement executed by NEIC and the trustees, as amended from time to time, fixing the rights and responsibilities of each party with respect to the holding, investment and administration of the trust fund.

  2.15 Trust fund means the property held by the trustees for the purposes of the plan.

  2.16 Trustees mean the persons serving as co-trustees, or the persons, individual or corporate, serving as sole trustee, at any time under the terms of the trust agreement.


                                   ARTICLE 3
                                 PARTICIPATION

  3.1 Participation. Each employee, other than a person employed on a temporary or intermittent basis, will be eligible to join the plan beginning on the first entry date that falls on or after he completes six months of service. Each eligible employee who elects to make salary deferrals under section 4.1 will become an active participant when his first salary deferral is collected. In the case of a person employed on a temporary or intermittent basis, one year of eligibility service will be required for eligibility. Each person who transfers his employment directly from an affiliated company to an employer will join the plan on the entry date coinciding with or next following his date of transfer, provided he has completed the applicable six months of service or year of eligibility service requirement.

       An entry date falls on the first day of every month.
          ----------

 3.2   Months of Service.

       (a) Service.  Service of an employee means the sum of all periods of his
           -------
employment, whether or not continuous, and each period, if any, between a termination of his employment and his earliest subsequent reemployment, but only if such reemployment occurs within one year after such termination of employment.

       (b) Determining Months of Service.  To determine an employee's months of
           -----------------------------
service, all periods of service will be aggregated and 30 days will constitute a month of service.

       (c) Employment.  Employment of a person means his active service as an
           ----------
employee of an employer including, for this purpose, an affiliated company. A period of absence from active service will be considered part of his employment if he receives compensation from an employer for such period or if such period falls in one of the following categories (whether or not he receives compensation for such period):

           (i) absence for military service for which his reemployment rights are protected by law; provided (but only for that part of the absence which exceeds one year in length) he returns to active service as an employee within the period when his reemployment rights are protected by law (or within such longer period as his employer in its discretion permits); and

           (ii) leave of absence due to sickness, accident, disability or other reason, for the period authorized by the employer, provided (but only for that part of such leave of absence which exceeds one year in length) he returns to active service with his employer at the end of such period of authorized absence.

  3.3 Year of Eligibility Service. An employee will be credited with a year of eligibility service after any twelve consecutive month eligibility service computation period in which he is credited with at least 1,000 hours of service. The first eligibility service computation period will begin on the date the employee is first credited with an hour of service and subsequent eligibility service computation periods will begin on each anniversary of the date the employee was first credited with an hour of service.

An employee will be credited with an hour of service for each hour for which he is directly or indirectly paid, or entitled to payment, by the employer or affiliated employer for:

       (a) the performance of duties for the employer; such hours will be credited to the employee for the eligibility service computation period or periods in which the duties were performed;

       (b) back pay (irrespective of mitigation of damages) which has been either awarded or agreed to by the employer. Such hours will be credited to the employee for the eligibility service computation period or periods to which the award or agreement pertains, rather than the eligibility service computation period in which the award, agreement or payment is made, but no such hours will be credited if they already have been credited under (a) immediately above; or

       (c) absence due to illness or injury, absence for military service during which reemployment rights are guaranteed by law, layoff not involving a termination of employment, vacation time, holiday time, jury duty and a leave of absence authorized by the employer.

       Hours of service will be determined in accordance with Section 2530.200b-2 of the Department of Labor Regulations which are hereby incorporated herein by this reference. Not more than 501 hours of service will be credited for any single period of absence described in (b) or (c) above except in the case of an absence for military service. Hours of service credited during a paid absence are credited for the eligibility service computation period(s) during which the absence occurs. The number of hours credited is determined by dividing the payments received or due by the lesser of: (i) the employee's most recent hourly rate of applicable compensation; or (ii) the employee's average hourly rate of applicable compensation for the most recent plan year in which the employee completed more than 500 hours of service.

  3.4 End of Participation. A participant's active participation in the plan will end upon the termination of his service as an employee for any reason. His participation will end when he has no further interest under the plan.

  3.5 Reentry of Former Active Participant. A former active participant who returns to service as an employee will again be eligible to make salary deferrals starting on his date of rehire and he will again be an active participant when the first such salary deferral is collected.


                                   ARTICLE 4
                         SALARY DEFERRALS BY EMPLOYEES

 4.1 Salary Deferrals.

     (a) Salary Deferrals by Employees.  Each eligible employee may make salary
         -----------------------------
deferrals to the plan in any whole percentage of his applicable compensation he elects up to 12% by agreeing to reduce his applicable compensation by such amount, provided that his salary deferrals do not exceed the limits of subsection (c), or result in a violation of the limitations of section 6.8. For the plan year an employee first becomes eligible to make salary deferrals, applicable compensation will include applicable compensation paid in such plan year prior to the employee's entry date. For the 1995 plan year, applicable compensation will include bonuses paid to employees of Reich & Tang Associates Management L.P. The inclusion of the additional amounts of applicable compensation under the preceding two sentences will apply solely for salary deferral purposes and not for employer matching contributions. However, the plan manager may limit salary deferrals by highly-compensated employees to a percentage of applicable compensation determined by the plan manager to facilitate meeting the requirements of subsection (c) and the "415 limits" of section 6.8.

     Such amounts are referred to herein as the participant's salary deferrals.
                                                              ----------------

     (b) Sign-Up Procedure for Savings Deferrals.  An eligible employee who
         ---------------------------------------
wishes to make salary deferrals must complete a form specifying the amount of his salary deferrals, agreeing to reduce his applicable compensation by such amount, and providing such other information as the plan manager may require.
An employee will be given the opportunity to elect salary deferrals starting on the first date specified in section 3.1. If the employee elects to begin salary deferrals on such date, his salary deferrals will begin with the payroll period starting on such date provided he gives the plan manager at least two weeks' advance written notice (or such lesser period as the plan manager in its discretion may establish). If the employee initially declines to make salary deferrals, he may elect to begin making salary deferrals effective with the first payroll period of any subsequent month, provided he files the required form with the plan manager at least two weeks beforehand.

     (c)  401(k) Limits.
          -------------

          (i)  Limits.  Salary deferrals by highly-compensated participants must
               ------
 not exceed such amounts that, as of the last day of each plan year, the average of the individual deferral percentages of the highly-compensated employees (the "HDP") does not exceed the average of the individual deferral percentages of
  ---
 the lower-compensated employees (the "LDP") by more than the amount specified
                                       ---
 under the following table:

                    If LDP is:        HDP may not exceed:
                    ---------         ------------------

                    Less than 2%       2 times LDP

                    At least 2% but    2% more than LDP
                     less than 8%

                    8% or higher       1.25 times LDP

 In addition, the salary deferrals of a participant for any calendar year will be limited to $9,240 (as adjusted periodically in accordance with Code Section 402(g)).

          (ii)  Monitoring and Adjustment of Salary Deferrals.  The plan manager
                ---------------------------------------------
 will monitor salary deferral elections and deferral percentages and will adjust the amount of salary deferrals elected or made by highly-compensated employees to the extent necessary to satisfy paragraph (i) above. Any necessary adjustment will be accomplished by reducing the salary deferrals of the participant (or participants) in the highly compensated group with the highest deferral percentage first, next the participant (or participants) in such group with the second-highest deferral percentage, and so on until paragraph (i) is satisfied.

          Such adjustments will be made by the plan manager at such time or times during a plan year as the plan manager determines to meet the requirements of paragraph (i) above, and will be made in accordance with procedures established by the plan manager. In addition, the plan manager may make such adjustments after the end of a plan year by paying to a participant the amount of his excess salary deferrals plus earnings on such excess salary deferrals, with such repayment to be made no later than the end of the succeeding plan year. If repayments of excess salary deferrals are made, matching contributions plus earnings associated with the amounts repaid will also be distributed. For purposes of the preceding sentence, excess salary deferrals means salary deferrals by a
                         ------ ----------------
 participant in the highly compensated group in excess of the amount that would satisfy the requirements of paragraph (i) above. Any such payment of excess salary deferrals will be designated as such by the plan manager. However, the amount to be paid will be reduced by any amounts relating to such plan year previously identified as excess salary deferrals and withdrawn by, or distributed, to the affected participant.

          The amount of earnings (or losses) to be distributed with a participant's excess salary deferrals will be determined under section 7.3 with the following special rules: payments to correct excess salary deferrals will be paid from each separate investment fund under section 7.1 in which the participant's salary deferrals accounts are invested in accordance with the ordering rules established by the plan manager for withdrawals (or pro rata from each investment fund if there are no ordering rules); and the amount of earnings (or losses) will be the earnings or losses of such investment fund for the valuation period of the correcting distribution multiplied by a fraction whose numerator is the amount of excess salary deferrals being distributed and whose denominator is the fund balance.

          (iii)  Highly-Compensated and Lower-Compensated Employees. An employee
                 --------------------------------------------------
 is considered a highly-compensated employee for a plan year if at any time
                 ---------------------------
 during the plan year, he:

                 (A) owns (or is considered to own within the meaning of Code
     Section 318) more than five percent of the outstanding stock of his employer (or the direct or indirect parent of his employer) or stock possessing more than five percent of the total combined voting power of all stock of his employer (or the direct or indirect parent of his employer); or

                 (B) received annual compensation from his employer (before any reductions for salary deferrals) in excess of $75,000 (as adjusted for cost of living changes in accordance with Code Section 415); or

                 (C) received annual compensation from his employer (before any reductions for salary deferrals hereunder or salary reductions under Code
     Section 125) in excess of $50,000 (as adjusted for cost of living changes in accordance with Code Section 415) and is in the highest paid 20% of all employees; or

                 (D) is an officer of his employer having annual compensation greater than 50 percent of the amount in effect under Section 415(b)(1)(A) of the Code for the year (but no more than the lesser of 50 employees or 10 percent of all employees will be considered highly-compensated employees under this subparagraph (D)).

        In determining the highly-compensated employees for a plan year, the rules specified in Section 414(q)(2), (6) and (8) will be applied.

        If an employee is not a highly-compensated employee for a plan year, then he is a lower-compensated employee for such plan year.
                  --------------------------

        In determining which employees are highly-compensated and lower-compensated for a plan year, the plan manager elects to make such determinations based solely on the plan year in question (rather than the plan year in question and the preceding plan year).

     (d) 415 Limits.  In addition to monitoring participants' deferral
         ----------
percentages, the plan manager will monitor participants' salary deferrals to insure that the annual additions to each participant's accounts are within the limits in section 6.8. If additional salary deferrals by a participant would cause a violation of such limits, his salary deferrals will be reduced or cease immediately.

     (e) Deferral Percentage Defined.   For purposes of subsection (c) above,
         ---------------------------
the deferral percentage of an employee means his salary deferrals, if any, for
    -------- ----------
any plan year, computed as a percentage of his total compensation for such year as defined in Section 414(s) of the Code.

     (f) Character of Salary Deferrals.  For purposes of Section 414(h) of the
         -----------------------------
Code, it is specifically provided that salary deferrals are employer contributions.

 4.2 Changing, Suspending and Resuming Salary Deferrals.

     (a) Change.  A participant making salary deferrals may change the rate of
         ------
his salary deferrals (increase, reduce or suspend) to any other rate he elects (subject to the limitations stated in section 4.1) by so specifying on a form filed with the plan manager. The changed rate will become effective with the first day of the first payroll period of the month that is at least two weeks after he files the completed form with the plan manager (or such lesser period as the plan manager in her discretion may establish).

     (b) Resumption.  A participant who suspended his salary deferrals under
         ----------
subsection (a) above may resume such deferrals as of any monthly entry date by filing a new salary deferral sign-up form with the plan manager. His salary deferrals will resume effective with the first day of the first payroll period of the month that is at least two weeks after he files the completed form with the plan manager (or such lesser period as the plan manager in her discretion may establish).

     (c) Plan  Manager Rules.  The plan manager may establish rules limiting the
         -------------------
number of times during a plan year that a participant may change, suspend or resume his salary deferrals. The plan manager may establish such other rules and procedures for salary deferrals as the plan manager deems necessary for the efficient administration of the plan.

  4.3 Collection of Salary Deferrals. The employers will collect participants' salary deferrals through payroll deduction and will deliver the amounts collected to the trustees at the earliest date when such deposits can reasonably be segregated from an employer's general assets, but not later than 90 days after the date on which such amounts would otherwise have been payable to the participant in cash.

 4.4 Rollover Contributions.

     (a) With the approval of the plan manager, an employee may make a rollover or a direct rollover to the plan (or cause to be transferred to the trustees directly from a qualified trust, qualified annuity plan, individual retirement account or individual retirement annuity) in an amount which constitutes (i) all or part of a qualifying rollover distribution (as defined in Section 402(c), or Section 403(a)(4) of the Code), or (ii) a rollover contribution (as defined in
Section 408(d)(3) of the Code). However, a rollover to this plan of accumulated deductible employee contributions made under another plan will not be permitted, and a direct or indirect transfer to this plan from another qualified plan will not be permitted if such transfer would subject this plan to the qualified joint and survivor rules of Code Section 401(a)(11) or to any other requirement that the plan manager in its discretion determines would be burdensome.

     (b) The employers, the plan manager and the trustees have no responsibility for determining the propriety of, proper amount or time of, or status as a tax-free transaction of any transfer under subsection (a) above.

     (c) If an employee who is not yet a participant makes a rollover contribution under subsection (a) above, he will be considered to be a participant with respect to such contribution only. He will not be a participant for any other purpose of the plan until he completes the requirements for participation under article 3.

     (d) A rollover will be credited to a separate rollover account in the name of the employee making such rollover contribution.

     (e) The plan manager in her discretion may direct the return to the employee (or the retransfer to another trustee or custodian designated by the employee) of any rollover contributions to the extent the plan manager determines that such return may be necessary to insure the continued qualification of this plan under Section 401(a) of the Code or that the holding of such rollover contribution would be administratively burdensome.


                                 ARTICLE 5
                        EMPLOYER MATCHING CONTRIBUTIONS

 5.1 Employer Matching Contributions.

     (a) Amount.  For each payroll period, each employer (except Draycott
         ------
Partners Limited) will make a matching contribution on behalf of participants in its employ who made salary deferrals during the period (subject to the limitations specified in this section).

     The employer's matching contribution will be 66-2/3% of a participant's qualifying salary deferrals. A participant's salary deferrals up to 6% of his applicable compensation qualify for a match.

     If a participant's salary deferrals reach the maximum limit on salary deferrals permitted under Code Section 402(g) ($9,240 in 1995) before the end of the plan year thereby causing employer matching contributions to cease prematurely before reaching the maximum provided under the plan for that employee, his employer will make an additional matching contribution as of December 31 to adjust for the shortfall of that year, provided the employee is still employed by the employer on that date.

     (b) 401(m) Limits.  As of the last day of each plan year, the average of
         -------------
the individual matching contribution percentages of the highly-compensated employees (the "HCP") may not exceed the average of the individual matching contribution percentages of the lower-compensated employees (the "LCP") by more than the amount specified in the following table.

        If LCP is:                                   HCP may not exceed:
        ---------                                    ------------------

        Less than 2%                                  2 times LCP

        At least 2% but not less than 8%              2% more than LCP

        8% or higher                                  1.25 times LCP

     (c) Matching Contribution Percentage Defined.  For purposes of this
         ----------------------------------------
section, the matching contribution percentage of a participant for a plan year
             --------------------------------
means employer matching contributions on his behalf for such year, computed as a percentage of his total compensation for such year as defined in Section 414(s) of the Code.

     (d) The highly-compensated and lower-compensated employees are defined in section 4.1(c)(iii).

     (e) Monitoring and Adjustment of Matching Contributions.  The plan manager
         ---------------------------------------------------
will monitor and adjust participants' matching contribution percentages to insure compliance with the requirements of subsection (b) above. Such monitoring and adjustments will be accomplished under procedures similar to those specified in section 4.1(c)(ii). Any reduction in employer matching contributions will be effected by distributing the necessary amount (plus earnings) to the participant, with such distribution to be made no later than the end of the succeeding plan year. The amount of earnings will be determined under rules similar to those specified in the third paragraph of section 4.1(c)(ii).

     (f) Combined 401(k) and 401(m) Limits.  The sum of HDP under section 4.1
         ---------------------------------
and the HCP under this section cannot exceed the sum of the following:

        (i) 125 percent of the LDP (under section 4.1) or the LCP (under this section), whichever is greater; and

        (ii) two percentage points more than such LDP or such LCP, whichever is smaller, but in no event more than twice such smaller amount.

     If the sum of the HDP and the HCP exceed the limit specified in the preceding paragraph, the plan manager will reduce the deferral percentages of participants in the higher paid group in accordance with section 4.1(c), to the extent necessary to meet the preceding paragraph.

  5.2 Form and Time of Contribution. The employers' matching contributions for a plan year will be paid to the trustees in cash. Such contributions will normally be paid as soon as practicable after each payroll period payment; but in any event such contributions will be paid to the trustees no later than the due date (including extensions) for filing the employer's federal income tax return (or the consolidated return including the employer) for such year.


                                 ARTICLE 6
                             ACCOUNTS AND CREDITS

  6.1 Establishment of Accounts. The plan manager will establish and maintain in the name of each participant such of the following accounts as are appropriate for the participant:

       (a) salary deferral account (called in TeleTrust the "Salary Deferral");

       (b) employer matching contributions account (called in TeleTrust the "Company Match");

       (c) prior plan profit sharing account (called in TeleTrust the "Prior Plan PS Account");

       (d) prior plan after-tax account (called in TeleTrust the "Prior Plan After-Tax Account");

       (e) rollover contribution account (called in TeleTrust the "Rollover Account").

Credits and charges to such accounts will be made as provided in the plan.

  6.2 Crediting Participants' Salary Deferrals. Salary deferrals by a participant will be credited to such participant's salary deferral account.

  6.3 Crediting Employer Matching Contributions. Each employer's matching contributions under section 5.1 will be credited to the employer matching contributions accounts of participants in its employ as specified in section 5.1.

  6.4 Crediting Prior Plan Profit Sharing and After-tax Accounts. Accounts previously maintained by the employers for the benefit of their employees under the TNE Progress Sharing/401(k) Plan; Copley Real Estate Advisors, Inc. Employee Profit Sharing Retirement Plan and 401(k) Plan; and Profit Sharing and 401(k) Plan of Reich & Tang Asset Management, L.P. were transferred to this plan in January, 1995, and were credited to participants' prior plan profit sharing accounts and prior plan after-tax accounts, as appropriate.

  6.5 Crediting Rollovers. Rollovers by, or on behalf of, an employee will be credited to the employee's rollover contribution account.

  6.6 Charges to Accounts. Any amount distributed, paid, loaned, withdrawn or transferred from an account will be a charge against such account as of the date of distribution, payment, loan, withdrawal or transfer.

  6.7 Full Vesting of Accounts. Each participant's accounts will be fully vested and nonforfeitable at all times.

  6.8  Maximum Additions.

     (a) The annual additions to a participant's accounts for any plan year (which will be the limitation year for purposes of Code Section 415) may not
                   ---------------
exceed the lesser of (i) $30,000 as adjusted periodically for cost-of-living changes in accordance with Code Section 415 and regulations thereunder, or (ii) 25 percent of his total compensation for such year. For purposes of this section, total compensation means a participant's total non-deferred
         ------------------
compensation from his employer for a plan year, as defined in Code Section 415 and regulations thereunder.

     (b) If the annual additions under this plan for any plan year to a participant's accounts would exceed the limitations of subsection (a) above, the salary deferrals made on his behalf for such year which would be credited to his accounts but for the limitations of subsection (a) will be returned to him, but only to the extent necessary for the annual additions under this plan to comply with subsection (a). If an excess annual addition would result from allocations made for the plan year under the NEIC Retirement Account Plan or any other qualified defined contribution plan maintained by the employer, the terms of the NEIC Retirement Account Plan or the other plan will govern the method of correcting the excess.

     (c) For purposes of this section 6.8, annual additions to a participant's
                                           ----------------
accounts for any plan year means the sum of the amounts credited to his accounts for such year under the NEIC Retirement Account Plan and any other qualified defined contribution plan maintained by the employer, as defined in subsection
(d)(i) below; including matching contributions, retirement contributions, transition benefit contributions, and salary deferrals under a 401(k) plan.

     (d) For any plan year, the sum of a participant's defined contribution plan fraction and his defined benefit plan fraction may not exceed one, as follows:

        (i)   His defined contribution plan fraction for any plan year is the
                  ----------------------------------
 fraction (A) whose numerator is the sum of annual additions (as defined in Code
 Section 415(c)(2)) to his accounts under all qualified defined contribution plans maintained by NEIC (or any other employer that is included in a controlled group or under common control with NEIC within the meaning of Code Sections 414(b) and (c) and 415(h)) as of the close of such plan year, and (B) whose denominator is the sum of the lesser of the following amounts determined for such year and for each prior year of service with his employer: the product of 1.25 (1.0 if the plan is top-heavy) and the dollar limitation in effect for such year, or the product of 1.4 and 25 percent of the participant's compensation for such year.

        (ii)   His defined benefit plan fraction for any plan year is a fraction
                   ------- ------- ---- --------
 (A) whose numerator is his aggregate projected annual benefit under all defined benefit plans sponsored by NEIC (or any other employer that is included in a controlled group or under common control with NEIC within the meaning of Code Sections 414(b) and (c) and 415(h)) as of the close of such plan year, and (B) whose denominator is the lesser of the product of 1.25 (1.0 if the plan is top-heavy) and the dollar limitation in effect under Section 415(b)(1)(A) of the Code, and the product of 1.4 and the participant's highest average compensation as determined under Section 415(b)(1)(B) of the Code. For this purpose, the projected annual benefit of a participant means the total normal retirement
 --------- ------ -------
 benefit to which he would be entitled on the assumptions that his employment continues until his normal retirement date and his annual earnings and all other relevant factors remain the same for all future years as in the year when the projection is made.

        (iii) If the sum of such fractions would exceed one without the application of this section, his benefit under the defined benefit plan or plans will be reduced to a benefit that will produce a defined benefit plan fraction and a defined contribution plan fraction that equal one.


                                   ARTICLE 7
             INVESTMENT FUNDS AND CREDITING INVESTMENT EXPERIENCE

  7.1 Investment Funds. The trustees will establish two or more separate investment funds within the trust fund, invested in different types or categories of assets (e.g., equities or fixed-income securities, or shares of particular mutual funds) or in accordance with investment objectives specified by the trustees. Initially, the trustees have divided the trust fund into the following investment funds:

       (a) Reich & Tang Short Term Income Fund;

       (b) New England Limited Term US Government Fund;

       (c) New England Bond Income Fund;

       (d) New England Balanced Fund;

       (e) Reich & Tang Equity Fund;

       (f) New England Growth Fund;

       (g) New England International Equity Fund;

       (h) Loomis Sayles Small Cap Fund;

       (i) TNE Accumulation Fund (only for prior plan accounts from the TNE Progress Sharing/401(k) Plan); and

       (j) Reich & Tang Delafield Fund (only for prior plan accounts from the Profit Sharing and 401(k) Plan of Reich & Tang Asset Management, L.P.).

       The plan will maintain records that reflect the portion of each account of a participant that is invested in each separate investment fund. The existence of such records and of participants' accounts will not be deemed to give any person any right, title or interest in or to any specific assets or part of the trust fund or any separate investment fund.

 7.2 Participants' Investment Directions and Transfers Among Funds. Each participant may direct and redirect the separate investment fund or funds in which contributions on his behalf will be invested (subject to the rules of the plan manager), initially by filing a form filed with the plan manager, and subsequently for changes by contacting the TeleTrust system.

       A participant may direct investment of contributions on his behalf entirely in one investment fund or in any combination of two or more (up to all) of the investment funds, provided that combinations must be specified in whole percentages. In addition, the participant may direct transfers among the investment funds so that his accounts are invested entirely in one investment fund or in a combination of two or more (up to all) of the investment funds, provided that combinations must be specified in whole percentages.

       The participant will have sole responsibility for the investment of contributions to his accounts and for transfers among the available investment funds, and no named fiduciary or other person will have any liability for any loss or diminution in value resulting from the participant's exercise of such investment responsibility. It is intended that Section 404(c) of ERISA will apply to a participant's exercise of investment responsibilities under this section.

 7.3 Valuation of Assets and Crediting Investment Experience. The fair market value of the assets in each separate investment fund of the trust fund and any expenses not paid by the employers, investment income and gains and losses in asset values will be determined and credited or charged to the participants' accounts on a daily basis.


                                 ARTICLE 8
                             LOANS AND WITHDRAWALS

 8.1   Loans to Participants.

       (a)  Availability of Loans.  Upon application by a participant, the plan
            ---------------------
manager may direct the trustees to make a loan to the participant from his plan accounts. Loans will be available to each eligible participant on a reasonably equivalent basis under uniform, nondiscriminatory borrowing rules established by the plan manager. Such borrowing rules must be formulated and administered so that the requirements of Code Section 72(p) for non-taxable loans, the applicable Department of Labor regulations on plan loans, and the following provisions of this section are satisfied. Any loan hereunder will bear a reasonable rate of interest and will be evidenced by a promissory note signed by the participant in such form as the plan manager may require. The amount of any such loan will be withdrawn from the participant's accounts and the investment fund or funds in which the participant's accounts are invested in the manner specified in the plan manager's borrowing rules.

     (b)  Borrowing Rules of the Plan Manager.  The plan manager may adopt
          -----------------------------------
borrowing rules for loans hereunder and may revise such rules from time to time. The rules may contain such requirements pertaining to loans as the plan manager deems necessary or desirable and which are not specified herein. The borrowing rules may govern the procedures and cut-off dates for applying for loans hereunder and the terms of such loans, including (i) the number of loans that a participant may request in any year and the number of loans that may be outstanding at any time to a participant, (ii) any restrictions on reborrowing not stated in this section, (iii) the interest rate in effect from time to time for loans or the method of ascertaining such interest rate, and (iv) the repayment schedule for loans or the method for determining the repayment schedule.

     (c)  Amount of Loans.  The minimum loan amount is $1,000 or such lesser
          ---------------
amount as the plan manager may from time to time set forth in its borrowing rules. The maximum aggregate loan amount to any participant is based upon the vested balance in the participant's accounts. No participant loan, when aggregated with the participant's other loans, will exceed the smallest of (i) one-half of the participant account balances, or (ii) $50,000 (reduced by the highest outstanding loan balance to the participant during the 12 months preceding the loan). For purposes of applying such limits, account values immediately preceding the date when the loan is made will be used.

     (d)  Maximum Repayment Period.
          ------------------------

          (i)  Other than Residential Loans. Except as provided in paragraph
               ----------------------------
 (ii) below, the maximum term of a loan will be five years (provided that the plan manager may establish a shorter repayment period for small loans).

          (ii) Residential Loans.  If a participant requests a loan for the
               -----------------
 acquisition or construction of his principal residence, the repayment period will be determined by reference to bank loans for the same purpose but may not exceed 10 years.

     (e)  Security for Repayment.  Each loan hereunder will be a participant-
         ----------------------
directed investment for the benefit of the participant requesting such loan; accordingly, any default in the repayment of principal or interest of any loan hereunder will reduce the amount available for distribution to such participant (or his beneficiary). Thus, any loan hereunder will be effectively and adequately secured by a security interest in the participant's accounts in an amount equal to one-half of the amount in the participant's accounts. The plan manager acting under its borrowing rules may require other security for repayment of a loan in any instance. A participant receiving a loan must execute such instruments as the plan manager requests and must pay any fees for filings required by the plan manager to perfect any security interest in the participant's accounts or other security.

     (f) Repayment.  The plan manager may require a participant to execute an
         ---------
agreement to repay the principal and interest of a loan through regular payroll deduction payments from the participant's compensation. The plan manager may establish back-up repayment procedures for participants who do not make payroll deduction repayment. Except as otherwise may be permitted under Treasury regulations, any such back-up procedures will provide for substantially level amortization payments made quarterly or more frequently. Any loan hereunder may be prepaid in whole at any time without penalty. If a participant's service as an employee is terminated for any reason, the entire unpaid principal and interest of any loan then outstanding to such participant will become due and payable 60 days thereafter.

     (g) Action Upon Default.  If a participant defaults on any payment of
         -------------------
interest or principal of a loan hereunder or defaults upon any other obligation relating to such loan, the plan manager may take (or direct the trustees to take) such action or actions as it determines to be necessary to protect the interests of the plan. Such actions may include commencing legal proceedings against the participant, or foreclosing on any security interest in the participant's accounts or other security given in connection with a loan hereunder; however, the plan manager will not direct foreclosure on the participant's salary deferrals or employer matching contributions accounts at a time when the participant would not be entitled to withdraw from such account under section 8.3.

     (h) Distribution to Participant With Loan.  In the case of any participant
         -------------------------------------
with a loan outstanding hereunder, the amount available for distribution to such participant (or his beneficiary) will consist of the portion of his accounts invested in the investment funds of the trust fund. In addition, the participant's note will be distributed to him (or his beneficiary), and the trustees will report the value of the note for income tax purposes as the amount of unpaid principal and any interest due thereon at the date of distribution.

     (i)  Accounting for Loans.
          --------------------

          (i) Source of Loan.  The plan manager will establish procedures and
              --------------
 ordering rules for liquidating the participant's accounts to make a loan to him.

          (ii) Loan Account. The plan manager will establish and maintain a loan
               ------------
 account for each borrowing participant. The unpaid principal and accrued but unpaid interest on the loans to a participant will be reflected for plan accounting purposes in the participant's loan account. Repayments by the participant will be credited to his loan account. The plan manager will establish uniform procedures for transferring repayment amounts from his loan account to the participant's other accounts.

 8.2 In-Service Withdrawals from Rollover or After-Tax Account.

     (a) Amount.  A participant may elect to withdraw from his rollover account
         ------
or his after-tax account any amount he specifies from a minimum of $100 (or the amount in the account if less) to a maximum of the total amount in those accounts. An election to make an in-service withdrawal under this section will be in writing on such form as the plan manager may prescribe.

(b)  Payment. Such an in-service withdrawal by a participant will be paid
     -------
to him as soon as practicable after the participant files the form requesting the withdrawal.

  8.3 In-Service Withdrawals from Salary Deferral Account and Prior Plan Profit Sharing Account.

       (a) Application.  A participant may apply to the plan manager for a
           -----------
withdrawal from his salary deferral account or prior plan profit sharing account. Except as provided in subsection (d) below, such withdrawals will be available only in cases of financial hardship. The participant will file a written application setting forth the specific immediate and heavy financial needs prompting his request and the amount needed to meet such immediate financial need. The minimum withdrawal amount is $500, and the maximum withdrawal amount is the lesser of (i) the amount of salary deferrals by the participant in his salary deferral account, plus the total amount in his prior plan profit sharing account, or (ii) the amount needed to alleviate his financial hardship (including the amount reasonably expected to be needed for income taxes and penalties payable on the amount withdrawn).

       (b) Financial Hardship Defined.  Financial hardship means that a
           --------------------------
participant has an immediate and heavy financial need and that the withdrawal is necessary to meet the need.

           (i) Immediate and Heavy Financial Need. A withdrawal for an immediate
               ----------------------------------
   and heavy financial need must be occasioned by: (A) medical expenses incurred or needed by the participant or his spouse or any of his dependents; (B) tuition and related educational fees for the next 12 months of post-secondary education for the participant, his spouse, child or dependent; (C) purchase of the participant's principal residence (not including mortgage payments);
   (D) rent or mortgage payments to prevent the participant's eviction from or the foreclosure of the mortgage on his principal residence; (E) such other event or circumstance as the Internal Revenue Service permits; or (F) any other extraordinary personal need which the plan manager in its sole discretion may determine under uniform rules of general application. Financial need under subparagraph (A) through (E) above will be deemed to be a financial hardship without evidence of the participant's other financial resources.

           (ii) Evidence of Need and Necessity.  A participant must establish to
                ------------------------------
   the plan manager's satisfaction both that the participant has an immediate and heavy financial need and that the withdrawal is necessary to meet the need. In addition, the participant must show that the participant cannot meet the need from other reasonably available financial resources.

           (iii) Plan Manager Determinations. A participant's application for a
                 ---------------------------
 hardship withdrawal will be in writing on such form and containing such information (or other evidence or materials establishing the participant's financial hardship) as the plan manager may require. In determining whether a participant has a financial hardship and has shown that he cannot meet the need from other available financial resources, the plan manager may reasonably rely upon the participant's representations, including representations concerning his inability to meet the need through other resources such as insurance proceeds, reasonable liquidation of other assets, distributions or non-taxable loans from other plans, or borrowing from other sources on reasonable terms, or through cessation of salary deferrals hereunder. The plan manager's determination of the existence of, and the amount needed, to meet a financial hardship will be binding on the participant.

       (c) Payment.  If approved by the plan manager, a hardship withdrawal will
           -------
be paid to the participant as soon as is practicable after the hardship withdrawal is approved.

       (d) Exceptions.  The requirement for financial hardship will not apply to
           ----------
withdrawals requested by a participant in the following situations: (i) after the participant has reached age 59 1/2, or (ii) to remove salary deferrals during a calendar year which, when added to salary deferrals under Code Section 401(k) or salary reduction contributions under Code Section 403(b) during the same year to another plan, exceed the limits on elective deferrals under Code
Section 402(g). A request to remove excess salary deferrals under (ii) above must be in writing and filed with the plan manager no later than the March 1 following such calendar year. Such a withdrawal will be paid to the participant as soon as practicable and will include income and investment gain or loss allocable to such withdrawn amount.


                                 ARTICLE 9
                 DISTRIBUTIONS UPON RETIREMENT OR TERMINATION

 9.1   Distribution Upon Retirement or Other Termination of Employment.

       (a) Timing of Distribution.  A participant who retires or otherwise
           ----------------------
terminates employment (except by death) will receive distribution of his accounts (or will begin to receive installment distributions) as soon as practicable after his date of retirement or other termination of employment. However, if the balance in the participant's accounts in this plan and the NEIC Retirement Account Plan exceeds $3,500, the participant may defer payment to a subsequent date, not later than the date payments must begin under the next subsection below entitled "Age 70-1/2," specified in a notice to the plan manager, and distribution of his accounts (or the first installment payment) will be made on the date specified. A participant who deferred payment of his accounts may accelerate such payment by filing a notice with the plan manager specifying the new distribution date.

       (b) Age 70-1/2. Notwithstanding the preceding subsection, distribution of
           ----------
a participant's accounts must be made or begin no later than the April 1 of the year following the year in which such participant reaches age 70-1/2 even though the participant continues in employment thereafter. In the event that distributions under the preceding sentence to a participant are required, the amount of the distribution for any plan year will be determined by dividing the balance in the participant's accounts as of the end of the preceding plan year by the number of years in the participant's life expectancy or the joint life expectancies of the participant and designated beneficiary (where applicable) determined as of the year in which the employee attains age 70-1/2, in accordance with regulations under Code Section 401(a)(9).

  9.2  Distribution Upon Death.

       (a) In General. If a participant dies before complete distribution of his
           ----------
  account balances, his beneficiary will receive the amount remaining in his accounts. Distribution will be made (or installment payments will begin) as soon as practicable after the date when the plan manager receives such evidence of the participant's death and the right of any beneficiary to receive such payment as it deems necessary. However, if the beneficiary is the participant's spouse, the spouse may in a form filed with the plan manager elect to defer distribution (or the start of installment payments) until the date the participant would have reached age 70-1/2.

       (b) Designation of Beneficiary.  A participant may designate one or more
           --------------------------
beneficiaries to receive any distribution payable under subsection (a) above and may revoke or change such a designation at any time. If the participant names two or more beneficiaries, distribution to them will be in such proportions as the participant designates or, if the participant does not so designate, in equal shares. Any designation of beneficiary will be in writing on such form as the plan manager may prescribe and will be effective upon filing.

       Notwithstanding the preceding paragraph, the sole beneficiary of a married participant will be the participant's spouse unless the spouse consents in writing to the designation of another person as beneficiary. The spouse's consent must acknowledge the effect of such consent and be witnessed by a plan representative or a notary public.

       (c) No Designation.  Any portion of a distribution payable upon the death
           --------------
of a participant which is not disposed of by a designation of beneficiary under subsection (b) above, for any reason whatsoever, will be paid to the participant's spouse if living at his death, otherwise to the participant's estate.

       (d) Payment Under Prior Designation.  The plan manager may direct payment
           -------------------------------
in accordance with a prior designation of beneficiary (and will be fully protected in so doing) if such direction (i) is given before a later designation is received, or (ii) is due to the plan manager's inability to verify the authenticity of a later designation. Such a distribution will discharge all liability therefor under the plan.

  9.3 Manner of Payment. The amount payable (with earnings or losses thereon) will be distributed at the relevant time to the participant (or to his beneficiary in the event of his death) by one of the following forms of payment, as elected by the participant or beneficiary, as applicable:

       (a)  a single, lump sum payment;

       (b) substantially equal installments over a period of 5, 10 or 15 years, as chosen by the participant; or

       (c) purchase of a non-transferable annuity contract from an insurance company and distribution of such contract to the participant (hereafter all references to an annuity contract are to a non-transferable annuity contract). If an annuity contract under this subsection (c) is purchased and distributed, the terms of the annuity contract will include the following joint and surviving spouse annuity rules. The rules of this section apply only if the participant's accounts exceed $3,500.

       (i) In General.  If a participant has a spouse on the date when he is to
           ----------
receive payment (or the first installment payment) from or under the annuity contract, unless the participant elects otherwise and the participant's spouse consents to such election, the participant will receive a monthly pension payable for his lifetime and ending with the payment immediately before his death, with monthly payments equal to 50% of the participant's monthly payment amount continuing thereafter to his surviving spouse (if any) and ending with the payment immediately before the spouse's death.

       (ii) Married Participant's Election of Another Form of Payment.
            ---------------------------------------------------------

            (A) Election. A married participant may elect not to receive payment
                --------
in the form of a joint and surviving spouse annuity under the annuity contract by filing a written election form with the insurer during an election period consisting of the 90 days immediately preceding the participant's annuity starting date (which is the first day of the first period for which he receives an amount under the annuity contract). During the election period, a participant may revoke an election and may make a new election after revoking a prior election.

            (B) Written Notification of Election.  The insurance company will
                --------------------------------
furnish each married participant with a notification of the right to elect another form of payment, by personal delivery or mailing so as to reach him a reasonable time before the start of his election period. The notification will be written in non-technical language and will include an explanation of the terms and conditions of the automatic joint and surviving spouse annuity form, the participant's right to make and the effect of an election not to receive benefits in such form, the rights of the participant's spouse, and the participant's right to revoke and the effect of a revocation of a previous election not to receive benefits in such form.

            (C) Spousal Consent Required.  A participant's election under
                ------------------------
subparagraph (A) above will be valid only if the participant's spouse consents in writing to such election. The spouse's consent must acknowledge the effect of such consent and must be witnessed by a representative of the plan or a notary public.

            The foregoing spousal consent requirement will apply to a participant unless he establishes that he is not married or that his spouse cannot be located. In making determinations of marital status, the insurer may rely upon the participant's representation as to his marital status and the identity of his spouse.

            (D) Compliance with Regulations. Notifications, elections and
                ---------------------------
spousal consents under this section, and any of the plan manager's procedures relating thereto, will comply with Code Sections 401(a)(9), 401(a)(11) and 417 and regulations and rulings thereunder.

9.4 Rehire Before Distribution. If a former active participant is rehired before distribution of his accounts has started, such distribution will be deferred until his subsequent termination of employment. If a partial distribution has been made, the plan manager will determine whether distribution is to be continued, or is to be suspended until his subsequent termination of employment.


                                 ARTICLE 10
                   AMENDMENT, MERGER AND TERMINATION OF PLAN


  10.1 Amendment of Plan. At any time and from time to time, NEIC may amend or modify any or all of the provisions of the plan without the consent of any person, provided that no amendment will reduce any participant's nonforfeitable account balance as of the date such amendment is adopted (or its effective date if later), and provided further that no amendment will permit any part of the trust fund to revert to the employers or be used for or diverted to purposes other than for the exclusive benefit of participants or their beneficiaries.

  10.2 Merger of Plans. A merger or consolidation with, or transfer of assets or liabilities to, any other plan will be permitted only if the benefit each participant would receive if such plan were terminated immediately after the merger, consolidation or transfer is not less than the benefit he would have received if this plan had terminated immediately before the merger, consolidation or transfer.

  10.3 Termination. NEIC has established the plan and the employers are maintaining the plan with the bona fide expectation and intention that they will be able to continue the plan and contributions thereto indefinitely, but they will not be under any obligation or liability whatsoever to continue its contributions or maintain the plan for any particular length of time. Notwithstanding any other provision hereof, an employer in its discretion may discontinue contributions to the plan indefinitely or temporarily and NEIC may terminate this plan at any time. There will be no liability to any participant, beneficiary or other person as a result of any such discontinuance or termination.

        An employer's failure to make contributions in any year or years will not operate to terminate the plan in the absence of formal action by NEIC to terminate the plan.

  10.4 Effect of Termination. Upon complete discontinuance of contributions or termination or partial termination of the plan, the accounts of participants will be nonforfeitable. After such termination, no employee will become a participant and no further salary deferrals or employer contributions will be made hereunder on behalf of participants.

        The trustees will continue to hold the assets of the trust fund attributable to the accounts of participants for distribution as directed by the plan manager. The plan manager will determine whether to direct the trustees to disburse the plan's assets as immediate benefit payments, to retain and disburse them in the future, or to follow any other procedure which she deems advisable.

                                 ARTICLE 11
                               NAMED FIDUCIARIES


 11.1  Identity of Named Fiduciaries.

       (a) Named Fiduciaries.  NEIC, the trustees, and the plan manager will be
           -----------------
the named fiduciaries under the plan and will control and manage the plan and its assets to the extent and in the manner indicated in this article and in the trust agreement. Any responsibility assigned to a named fiduciary will not be deemed to be a duty of a "fiduciary" (as defined in ERISA) solely because of such assignment.

       (b) Plan Administrator.  NEIC will be the "plan administrator" as defined
           ------------------
in ERISA.

  11.2 Responsibilities and Authority of Plan Manager. The plan manager will control and manage the operation and administration of the plan except to the extent that such responsibilities are specifically assigned hereunder to NEIC, to an investment manager or to the trustees. The responsibilities and authority of the plan manager are set forth in detail in various articles of this plan and primarily in article 12.

  11.3 Responsibilities and Authority of Trustees. The trustees will manage and control the assets of the plan, except to the extent that such responsibilities are specifically assigned hereunder or under the trust agreement to NEIC or the plan manager or are exercised by the participants with respect to the investment of their accounts among the available investment funds. The responsibilities and authority of the trustees are set forth in detail primarily in the trust agreement.

  11.4 Responsibilities of NEIC. NEIC will have the following responsibilities and authority with respect to control and management of the plan and its assets:

       (a)  to amend or terminate the plan;

       (b) to merge or consolidate the plan with, or transfer all or part of the assets or liabilities to, any other plan;

       (c) to appoint, remove and replace the trustees and the plan manager and to monitor their performances;

       (d) to communicate such information to the plan manager and trustees as they may need for the proper performance of their duties; and

       (e) to perform such additional duties as are imposed by the plan or by law.

       The responsibilities and authority of NEIC are set forth in further detail in the various articles of the plan and in the trust agreement.

  11.5 Responsibilities Not Shared. Except as otherwise provided herein or required by law, each named fiduciary will have only those responsibilities that are specifically assigned to it hereunder, and no named fiduciary will incur liability because of improper performance or nonperformance of responsibilities assigned to another named fiduciary.

  11.6 Dual Fiduciary Capacity Permitted. Any person or group of persons may serve in more than one fiduciary capacity, including service both as trustee and plan manager.

  11.7 Actions by NEIC. Wherever the plan specifies that NEIC is required or permitted to take any action, such action will be taken by its board of directors, or by a duly authorized plan manager thereof, or by one or more directors, officers, employees or other persons duly authorized to do so by the board of directors.

  11.8 Procedure for Allocation and Delegation of Responsibilities. The plan manager or the members of the board of directors of NEIC or of a committee of such board may allocate their responsibilities among themselves in any reasonable manner and may delegate any of their responsibilities to any other person or persons by so specifying in a written instrument. No plan manager or director will be liable for the improper discharge or nonperformance of any responsibility so allocated or delegated to another person except to the extent liability is imposed by law.

  11.9 Advice. A named fiduciary may employ or retain such attorneys, accountants, investment advisors, consultants, specialists and other persons or firms as it deems necessary or desirable to advise or assist it in the performance of its duties. Unless otherwise provided by law, the fiduciary will be fully protected with respect to any action taken or omitted by him or it in reliance upon any such person or firm rendered within his or its area of expertise.

  11.10 Indemnification. To the extent permitted by law and not prohibited by NEIC's charter and by-law, NEIC and the other employers will indemnify and hold harmless every person serving as a fiduciary (whether a named fiduciary or otherwise), and the estate of such an individual if he is deceased, from and against all claims, loss, damages, liability, and reasonable costs and expenses, incurred in carrying out his fiduciary responsibilities, unless due to the gross negligence, bad faith or willful misconduct of such individual; provided that counsel fees and amounts paid in settlement must be approved by NEIC and provided further that this section 11.10 will not apply to any claim, loss, damages, liability, or costs and expenses which are covered by a liability insurance policy maintained by NEIC, or by the plan or by an individual fiduciary. The preceding sentence will not apply to a corporate trustee, an insurance company, an investment manager or outside service provider (or to an employee of any of the foregoing) unless NEIC otherwise specifies in writing.

                                  ARTICLE 12
                               THE PLAN MANAGER


  12.1 Appointment. NEIC will appoint a plan manager who may, but need not, be a plan participant or an employee or officer of NEIC. NEIC may remove the plan manager at any time, with or without cause, by filing written notice of her removal with the trustees. A plan manager member may resign at any time by filing her written resignation with NEIC. A vacancy, however arising, will be filled by NEIC.

  12.2 Notice to Trustees. NEIC will notify the trustees in writing of the plan manager appointment, and the trustees may assume such appointment continues in effect until written notice to the contrary is given by NEIC.

  12.3 Administration of Plan. The plan manager will have all powers and authority necessary or appropriate to carry out its responsibilities with respect to the operation and administration of the plan. She will have full discretion to interpret and apply all plan provisions and may correct any defect, supply any omission or reconcile any inconsistency or ambiguity in such manner as she deems advisable. She will make all final determinations concerning eligibility, benefits and rights hereunder, and all other matters concerning plan administration and interpretation. All determinations and actions of the plan manager will be conclusive and binding upon all persons, except as otherwise provided herein or by law, and except that the plan manager may revoke or modify a determination or action previously made in error. Any action or omission by the plan manager will be subject to review (by a court or otherwise) only for an abuse of discretion. The plan manager will exercise all powers and authority given to her in a nondiscriminatory manner, and will apply uniform administrative rules of general application in order to assure similar treatment of persons in similar circumstances.

  12.4 Reporting and Disclosure. The plan manager or her designated agent will prepare, file, submit, distribute or make available any plan descriptions, reports, statements, forms or other information to any government agency, employee, former employee, or beneficiary as may be required by law or by the plan.

  12.5 Records. The plan manager will keep or cause to be kept all data, records, books of account and instruments pertaining to plan administration, which will be subject to inspection or audit by NEIC at any time. The employers will supply all information required by the plan manager to administer the plan, and the plan manager may rely upon the accuracy of such information.

  12.6 Compensation and Expenses. The plan manager will serve without compensation unless otherwise determined by NEIC, provided that in no event will an employee of an employer be compensated for her services as a plan manager. All reasonable expenses of administering the plan will be paid out of the trust fund unless paid by the employers at the option of NEIC (with each employer bearing such share of the expenses that NEIC specifies).

Such expenses include the compensation of all persons employed or retained by the plan manager, premiums for bonds and insurance protecting the plan or trust fund and required by law or deemed advisable by the plan manager, and all other costs of plan administration.

  12.7 Decisions, Rules and Regulations. The plan manager may adopt and amend such rules for the conduct of her business and the administration of the plan as she deems advisable.

  12.8   Claims Review Procedure.  Any request for benefits (the "claim") by a
                                                                  -----
participant or his beneficiary (the "claimant") will be filed in writing with
                                     --------
the plan manager. Within a reasonable period after receipt of a claim, the plan manager will provide written notice to any claimant whose claim has been wholly or partly denied, including: (a) the reasons for the denial, (b) the plan provisions on which the denial is based, (c) any additional material or information necessary to perfect the claim and the reasons it is necessary, and
(d) the plan's claims review procedure. A claimant will be given a full and fair review by the plan manager of the denial of his claim if he requests a review in writing within a reasonable period after notification of the denial. The claimant may review pertinent documents and may submit issues and comments orally, in writing, or both. The plan manager will render her decision on review promptly and in writing and will include specific reasons for the decision and reference to the plan provisions on which the decision is based.


                                  ARTICLE 13
                                 MISCELLANEOUS

 13.1   Qualified Domestic Relations Orders.

        (a) A qualified domestic relations order (QDRO) is a judgment, decree, or order which meets the requirements of Code Section 414(p) as determined by the plan manager. An alternate payee is an individual named in the QDRO who is to receive some or all of the participant's benefit.

        (b) Upon receipt of any domestic relations order, the plan manager will notify as soon as practicable the participant involved and each alternate payee under the order (and under any previous QDRO relating to the participant's benefits). The plan manager will determine whether the order is a QDRO and will notify each affected individual of its determination. In general, subject to the provisions of Code Section 414(p), the plan's claims procedure rules under section 12.8 apply to this determination and any subsequent determination relating to the order. To the extent permitted by law, the plan manager's determination that an order is or is not a QDRO is final. Any subsequent change in this determination is applied only prospectively unless the plan manager rules otherwise.

        (c) If an order is determined by the plan manager to be a QDRO, the provisions of the QDRO will take precedence over any conflicting provisions of the plan (including section 13.2 relating to non-alienation of benefits). The plan manager may carry out the requirements of a QDRO and may make distribution to an alternate payee in accordance with a QDRO regardless of the age of the participant and regardless of whether the participant himself would be eligible to receive a distribution at such time. To the extent provided in a QDRO, a former spouse will be treated as the spouse or surviving spouse of a participant for purposes of the death benefit provisions of section
9.2 and any other relevant provision of the plan.

  13.2 Nonalienation of Benefit. Unless required by law, no benefit, right or interest hereunder of any person will be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, or to seizure, attachment or other legal, equitable or other process, or be liable for, or subject to, the debts, liabilities or other obligations of such person, except that the plan manager may prescribe rules for the payment of benefits in accordance with a qualified domestic relations order as defined in section 13.1.

  13.3 Payment to Minors and Incompetents. If the plan manager deems any person incapable of giving a binding receipt for benefit payments because of his minority, illness, infirmity or other incapacity, she may direct payment directly for the benefit of such person, or to any person selected by the plan manager to disburse it. Such payment, to the extent thereof, will discharge all liability for such payment under the plan.

  13.4 Current Address of Payee. Any person entitled to benefits is responsible for keeping the plan manager informed of his current address at all times. The plan manager, trustees and the employers have no obligation to locate such person, and will be fully protected if all payments and communications are mailed to his last known address, or are withheld pending receipt of proof of his current address and proof that he is alive.

  13.5 Disputes over Entitlement to Benefits. If two or more persons claim entitlement to payment of the same benefit hereunder, the plan manager in her discretion may withhold payment of such benefit until the dispute has been determined by a court of competent jurisdiction or has been settled by the persons concerned.

  13.6 Payment of Benefits. Subject to section 9.1(a), unless he elects otherwise, a participant's benefit payments under the plan will begin no later than 60 days after the close of the plan year in which the latest of the following dates occurs: (a) the date he terminates service with his employer;
(b) his 65th birthday; and (c) the tenth anniversary of the year in which he began participating in the plan.

  13.7  Direct Rollovers.

        (a) In General. Notwithstanding any provision of the plan to the
            ----------
contrary that would otherwise limit a distributee's election under this section, a distributee may elect, at the time and in the manner prescribed by the plan manager, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover (however, a distributee may designate only one eligible retirement plan to receive such a direct payment).

        (b) Definitions.  The following definitions apply for purposes of this
            -----------
section.

                 (i) An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities). However, an eligible rollover distribution will not include any distribution that is below any threshold amount established by the plan manager in compliance with applicable regulations (including any threshold amount for direct rollovers when only a portion of a distributee's distribution is being rolled over).

                 (ii) An eligible retirement plan is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a), that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

                 (iii) A distributee includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are distributees with regard to the interest of the spouse or former spouse.

                 (iv) A direct rollover is a payment by the plan to the eligible retirement plan specified by the distributee, with such a payment being made in any manner permitted by applicable regulations.

 13.8   Top-Heavy Plan Provisions.

        (a) Applicability of Section. This section is included in the plan to
            ------------------------
meet the requirements of Code Section 416, and the provisions of this section will be operative only if, when and to the extent that Code Section 416 applies to the plan. At such time as the requirements of Code Section 416 apply to the plan because the plan is top-heavy as defined in subsection (b)(i) below, the provisions of this section will apply and will govern over any contrary provision of the plan.

        (b)  Definitions.
             -----------

             (i)    The plan will be top-heavy for a plan year if, as of the
                                     ---------
determination date, the sum of the aggregate amount in the accounts of participants who are key employees exceeds 60 percent of such amount determined for all participants in this plan.

              Notwithstanding the preceding paragraph, if the plan is included within a required or permissive aggregation group, the plan will be top heavy for a plan year if, as of the determination date, the sum of (A) the aggregate amount in the accounts of participants who are key employees (including all defined contribution plans within such group) and (B) the aggregate present value of cumulative accrued benefits of participants who are key employees (including all defined benefit plans within such group), exceeds 60 percent of such amount determined for all participants in all such plans.

     In determining the amounts in participants' accounts and present values of accrued benefits under the preceding two paragraphs, (V) the present value of accrued benefits will be based on the actuarial assumptions used to determine the minimum funding requirement of Code Section 412(b); if there is more than one defined benefit plan in the aggregation group, each plan will use the same actuarial assumptions for purposes of the top heavy test, as determined by the actuary; (W) distributions made during the five years ending on the determination date will be taken into account; (X) rollover contributions after December 31, 1983, will be taken into account only to the extent provided in regulations under Code Section 416(g)(4)(A); (Y) account balances and accrued benefit values of a person who was but no longer is a key employee will be disregarded; and (Z) account balances and accrued benefit values of any individual who has not received any compensation from an employer (other than benefits under the plan) at any time during the five years ending on the determination date will be disregarded.

             (ii)   The determination date for purposes of determining whether
                        ------------------
the plan is top-heavy under paragraph (i) for a particular plan year is the last day of the preceding plan year. In the case of the first plan year, the determination date is the last day of that year.

             (iii)  A key employee is any employee or former employee in the
                      ------------
plan (including a beneficiary of such an employee) who at any time during the plan year or any of the four preceding plan years was:

                    (A) an officer of an employer having annual compensation greater than 50 percent of the amount in effect under Section 415(b)(1)(A) of the Code for such plan year (but no more than the lesser of 50 employees or 10 percent of all employees will be taken into account under this subparagraph (A) as key employees);

                    (B) one of the ten employees owning (or considered as owning within the meaning of Code Section 318) the largest interests in an employer (or any direct or indirect parent of an employer) but only if such employee's compensation for such plan exceeds the amount specified in Code. For purposes of the preceding sentence, if two participants have the same interest in an employer, the participant having greater annual compensation will be treated as having a larger interest;

                    (C) a person owning (or considered as owning within the meaning of Code Section 318) more than five percent of the outstanding stock of an employer (or any direct or indirect parent of an employer) or stock possessing more than five percent of the total combined voting power of all stock of an employer (or any direct or indirect parent of an employer); or

                    (D) a person who has annual compensation from an employer of more than $150,000 and who would be described in subparagraph (C) above if one percent were substituted for five percent.

                    For purposes of applying Code Section 318 to the provisions of this subsection (iii), subparagraph (C) of Code Section 318(a)(2) will be applied by substituting "five percent" for "50 percent". In addition, the rules of Code Section 414 (b), (c) and (m) will not apply for purposes of determining ownership under subparagraphs (C) and (D) above.

               (iv) A non-key employee is any employee in the plan (including a
                      ----------------
beneficiary of such an employee) who is not a key employee under paragraph (iii) above.

               (v)  A required aggregation group includes all qualified plans of
                     --------------------
the employers in which a key employee participates and each other qualified plan of the employers that enables any of such plans to meet the requirements of
Section 401(a)(4) or Section 410 of the Code. A permissive aggregation group includes (in addition to plans in a required aggregation group) any plan which the plan manager designates for inclusion provided that inclusion of such plan does not cause the group to fail the requirements of Section 401(a)(4) or
Section 410 of the Code.

           (c) Minimum Contribution. For any plan year in which the plan is top-
               --------------------
heavy, the employers will make a minimum contribution on behalf of each employee who is a non-key employee equal to three percent of his total compensation (as defined in section 6.8(a)), or four percent of his total compensation if necessary to prevent any reduction in the amount of annual additions to the accounts of a key employee or accrued benefits of a key employee under Code
Section 415(e) as modified by Code Section 416(h). However, the minimum contribution called for under the preceding sentence will not exceed the contribution (determined as a percentage of his total compensation) for such plan year under this plan (and any other defined contribution plan included in an aggregation group with this plan) on behalf of the key employee for whom such contribution is the highest. Also, such minimum contribution will be reduced as permitted under regulations under Code Section 416 to reflect contributions on behalf of or benefits accrued by such non-key employee under any other plan maintained by the employers.

  13.9 Excess Contribution. If, due to miscalculation or error, an employer contributes an amount for a plan year which exceeds the amount required by section 5.1, such excess may be treated as a matching contribution for the succeeding taxable year or years.

  13.10 Return of Contribution Made in Error or Not Deductible. Employer matching contributions under section 5.1 are conditioned upon the requirement that the amount of the contribution will be deductible under Code Section 404. If all or part of any employer matching contribution under section 5.1 is made because of a mistake of fact or if the deduction under Code Section 404 of any portion of any such contribution is disallowed, the amount contributed because of a mistake of fact or the amount for which the deduction is disallowed will be returned to the contributing employer if demand therefor is made within the time allowed by law.

  13.11 Statutory References. A reference to any statute includes reference to any similar provision of any successor statute.

 13.12   Rules of Construction.

         (a) A word or phrase defined or explained in any section or article has the same meaning throughout the plan unless the context indicates otherwise.

         (b) Where the context so requires, the masculine includes the feminine, the feminine includes the masculine, the singular includes the plural, and the plural includes the singular.

         (c) Unless the context indicates otherwise, the words "herein", "hereof", "hereunder", and words of similar import refer to the plan as a whole and not only to the section in which they appear.

  13.13 Text Controls. Headings and titles are for convenience only, and the text will control in all matters.

  13.14 Applicable State Law. To the extent that state law applies, the provisions of the plan will be construed, enforced and administered according to the laws of the Commonwealth of Massachusetts.


Executed on December 1, 1995           NEW ENGLAND INVESTMENT
                                       COMPANIES, L.P.

                                       By:  New England Investment
                                            Companies, Inc., its General Partner


                                       By:  /s/ Edward N. Wadsworth
                                            ------------------------------------
                                            Edward N. Wadsworth
                                            Executive Vice President
                                              & General Counsel